Exhibit 10.4

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made and entered into as of April 26, 2022 (the “Effective Date”) by and among SuperBac Biotechnology Solutions S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil (the “Company”), XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”), and each of the undersigned parties listed on Schedule A hereto as the holder of Equity Interests (as defined below) (each such party, acting directly or indirectly through one or more of its Shareholder Entities, if any, an “Equity Holder” and collectively, “Equity Holders”), and, as intervening parties, each of the undersigned parties listed on Schedule A hereto as the holder of Options (as defined below) (each such party, an “Optionee” and collectively, “Optionees”). Each of the Company, the XPAC, the Equity Holders and the Optionees will individually be referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, each Equity Holder is the legal and beneficial owner of the shares of common or preferred stock of the Company listed next to its name on Schedule A (the “Equity Interests” and, such shares of common or preferred stock of the Company, except for the Company Class D Preferred Shares, the “Contributable Equity Interests”);

WHEREAS, prior to the execution of this Agreement, the Company, XPAC and certain other parties entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, each Optionee is the legal and beneficial owner of the outstanding options listed next to its name on Schedule A (the “Options”) under the Company ESOPs, collectively representing 100% (one hundred percent) of the Company’s issued and outstanding options or other share-based compensation instruments; and

WHEREAS, in consideration for the benefits to be received directly or indirectly by the Equity Holders and the Optionees, as the case may be, in connection with the transactions contemplated by the Business Combination Agreement, each Equity Holder and each Optionee, as applicable, severally (and not jointly and severally) agrees to enter into this Agreement and to be bound by any and all of the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, each Equity Holder and each Optionee agree as follows:

ARTICLE I

OBLIGATIONS

1.1. Newco Formation. As soon as directed by the Company and in any event prior to the Initial Merger Effective Time, each Equity Holder shall take, or cause to be taken, any and all actions necessary to form an exempted company incorporated with limited liability in the Cayman Islands (“Newco”).

1.2. Newco Joinder. Promptly after the formation of Newco pursuant to the immediately preceding Section 1.1 and in any event prior to the Initial Merger Effective Time, the Company shall take, or cause to be taken, any and all action necessary for Newco to become a party to the Business Combination Agreement by executing and delivering the Newco Joinder Agreement.

1.3. Company Reorganization Conversions. Immediately prior to the transactions set forth in Section 1.4 below, (i) each Company Warrant then outstanding shall automatically be converted into the requisite number of Company Ordinary Shares and Company Class C Preferred Shares, pursuant to and in accordance with the terms of the Company Reorganization, and (ii) each Company Class C Preferred Share then outstanding shall automatically be converted into one Company Ordinary Share, pursuant to and in accordance with the terms of the Company Reorganization. Schedule A hereto shall be deemed to be updated to reflect the foregoing conversions once they have been effected.

1.4. Contributions. In accordance with the terms and conditions of the Business Combination Agreement, each Equity Holder agrees to take all necessary measures in order to ultimately contribute all of such Equity Holder’s right, title and interest in and to the Contributable Equity Interests set forth next to its name on Schedule A, free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind except for restrictions under the existing Shareholders’ Agreement of Superbac Biotechnology Solutions S.A. dated as of November 16, 2016 by and among Bio-Gênesis Participações S.A., Luiz Augusto Chacon de Freitas Filho, Sommerville Investments B.V., Superbac Biotechnology Solutions S.A. (formerly Superbac Proteção Ambiental S.A.) and SB Participações S.A., and the existing Shareholders’ Agreement of SB Participações S.A., dated as of May 30, 2011, by and among Luiz Augusto Chacon de Freitas Filho, Campo Limpo Comércio e Representação Ltda. and SB Participações S.A (as amended and restated on October 10, 2016) (together, the “Shareholders’ Agreements”) and as disclosed on Schedule A, directly or indirectly, as well as bearing the cost, including any tax, to either (i) one or more layers of newly formed exempted companies limited by shares incorporated under the laws of the Cayman Islands or British Virgin Islands (some or all of which may, at the Company’s discretion, subsequently be required to be merged into Newco, in order to result in all of such Equity Holder’s right, title and interest in and to such Equity Holder’s Contributable Equity Interests being contributed, transferred or otherwise conveyed to Newco, as required by the Business Combination Agreement); or (ii) Newco directly; and, as a result of such contributions and/or mergers, each Equity Holder shall ultimately beneficially own, in the aggregate, the amount of Newco Class A Shares set forth next to each such Equity Holder’s name on Schedule B (with the Founder beneficially owning, in the aggregate, the amount of Newco Class B Shares set forth next to the Founder’s name on Schedule B) (“Newco Shares”), provided, further, that:

a)

each such contribution and/or merger shall take place in an orderly and chronological fashion, as determined by the Company at its sole discretion, and each step shall not be carried out by any Equity Holder unless, and until, the Company provides written permission for its implementation;

b)

each such contribution and/or merger shall be implemented and recorded, for all purposes, including from a Cayman Islands commercial law and accounting perspective, at the historical cost using the cost method of accounting, by reference to the value at which each relevant Equity Holder or Optionee originally acquired its Contributable Equity Interests; and

c)

each such contribution and/or merger shall be undertaken at each relevant Equity Holder’s own risk and account, and the Company shall bear no responsibility for any liabilities, whether in taxes or otherwise, arising therefrom.

1.5.	Registers of Members and Other Provisions.

a)

At completion of the transactions set forth in Section 1.4 above, each Equity Holder and Optionee shall deliver to the Company a copy of the register of members as well as any corporate documentation of any entities used in the contribution to and/or merger into Newco process, which shall contain a proper registration of all steps required by the Company to be taken and ultimately contain evidence of such Equity Holder and/or Optionee beneficially owning, in the aggregate, the Newco Shares.

b)

Each Equity Holder and Optionee also hereby agrees to execute and deliver all agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or advisable, in each case, as reasonably determined by the Company or XPAC, or as required by applicable Law, in connection with, or otherwise in furtherance of, the transactions contemplated in this Agreement, including, but not limited to (i) the execution of the instrument of transfer of each Equity Holder’s right, title and interest to Newco at the Company’s share transfer book (Livro de Transferência de Ações Nominativas) (the “Company’s Share Transfer Book”); and (ii) the performance of the applicable foreign exchange transactions required in connection with the transactions set forth in Section 1.4 above and payment of any applicable taxes due. Without limiting the foregoing, at completion of the transactions contemplated in this Agreement in accordance with the terms hereof and the terms of the Business Combination Agreement, the Company shall deliver to Newco, with a copy to XPAC, a copy of the Company’s share registry book (Livro de Registro de Ações Nominativas) showing Newco as the registered holder of the Contributable Equity Interests, including without limitation (i) the annotation of the transfer of each Equity Holder’s or Optionee’s direct or indirect right, title and interest in and to the Contributable Equity Interests in the Company’s share registry book (Livro de Registro de Ações Nominativas), and in the Company’s Share Transfer Book; and (ii) the report of the Company’s registries at the Brazilian Central Bank registration for foreign investments (RDE-IED), updated upon the completion of the transactions set forth in Section 1.4 above to reflect the change of Equity Holder.

c)

Upon the consummation of the transactions contemplated in this Section 1.4 above, each Equity Holder or Optionee shall cease to have any rights with respect to the Contributable Equity Interests, except the direct or indirect right, as applicable, to receive, hold and have title to the Newco Shares as provided herein. All Newco Shares to be issued as a result of the contribution of the Contributable Equity Interests shall be free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind and shall be deemed to have been issued in full satisfaction of all rights pertaining to the Contributable Equity Interests.

d)

For the avoidance of doubt, in the event of any equity dividend or distribution, or any change in the equity interests of the Company or Newco by reason of any equity dividend or distribution, equity split, reverse stock-split, consolidation of shares, recapitalization, combination, conversion, exchange of equity interests or the like (including the transactions contemplated in Section 1.4 above), the terms “Equity Interests” and “Contributable Equity Interests” shall be deemed to refer to and include the Equity Interests and Contributable Equity Interest as well as all such equity dividends and distributions and any securities into which or for which any or all of the Equity Interests and Contributable Equity Interests may be changed or exchanged or which are received in such transaction (including the Newco

Shares received as result of the consummation of the transactions contemplated in Section 1.4 above).

1.6.Company Reorganization Transactions.

a)

On the Acquisition Effective Time, each Equity Holder who is a holder of Company Class D Preferred Shares issued in connection with the Company Reorganization and outstanding immediately prior to the Acquisition Effective Time shall forfeit such Company Class D Preferred Share, which shall automatically be redeemed by the Company in exchange for the right to receive BRL 97,350.45 per Company Class D Preferred Share, as adjusted by 100% of the CDI interbank deposit rate. Such payments shall be made to each such Equity Holder who is a holder of Company Class D Preferred Shares by, or on behalf of, the Company upon the Acquisition Effective Time pursuant to, and in accordance with, Section 2.9 of the Business Combination Agreement.

b)

On the Acquisition Effective Time, the Company shall  grant to the Founder the premium provided in the offset agreement executed on December 22, 2021, by and among Luiz Augusto Chacon de Freitas Filho, the Company and certain other Company shareholders, through the forgiveness of the debt arising from the loan agreement (contrato de mútuo)  executed by and between the Company and  Luiz Augusto Chacon de Freitas Filho on April 28, 2018, in the amount of BRL 5,300,000.00, which will be adjusted by 100% of the CDI interbank deposit rate. Such payments shall be made pursuant to, and in accordance with, Section 2.9 of the Business Combination Agreement.

c)

On the Acquisition Effective Time, the Company shall grant to the Founder the premium provided in the offset agreement executed on December 22, 2021, by and among Luiz Augusto Chacon de Freitas, the Company and certain other Company shareholders, through the payment of BRL 2,452,205.26, which will be adjusted by 100% of the CDI interbank deposit rate. Such payments shall be made pursuant to, and in accordance with, Section 2.9 of the Business Combination Agreement.

d)

Upon the completion of the transactions described in this Section 1.6, each in the manner contemplated by the instruments governing the Company Reorganization, the Equity Holders hereby agree, on behalf of themselves and their respective Shareholder Entities, that the Company’s obligations under the instruments governing the Company Reorganization shall be deemed to have been fully satisfied and discharged in full, and such Equity Holders and their respective Shareholder Entities shall waive and release the Company and any of its officers, directors and affiliates to the fullest extent permitted by law, as of the Acquisition Effective Time, from any and all rights, claims, counterclaims, causes of action, obligations, damages, liabilities, and demands of any kind which it now has or may have in connection with or arising out of the Company Reorganization.

1.7.Proxy.

a)

Without limiting any other rights or remedies of the Company, for all purposes of this Agreement, each Equity Holder and each Optionee hereby appoints the Company, and any of its designees, and each of them individually, as its proxies, agents and attorneys-in-fact, with full power of substitution and resubstitution, to consummate any transactions contemplated by this Agreement (to the extent permitted by applicable laws), including the applicable foreign exchange transactions required for the transactions set forth in Section 1.4 above and to vote or act by written consent during the term of this Agreement with respect to the matters set forth herein in the name and in the stead of such Equity Holder or Optionee, including to attend on behalf of such Equity Holder any meeting of the Equity Holders with respect to this Agreement, to include the Equity Interests in any computation for purposes of establishing a quorum at any such meeting of the Equity Holders, to vote (or cause to be voted, as applicable) the Equity Interests or consent or approve (or withhold consent or approval, as applicable) with respect to any of the Corporate Approvals in connection with any meeting of the Equity Holders, any action by written consent or any other approval by the Equity Holders or Optionees. For this purpose, each Equity Holder and Optionee hereby also grants to the Company a power of attorney in the form of Schedule C. This proxy and power of attorney is given to secure the performance of the duties of the Equity Holders and Optionees under this Agreement. Each Equity Holder and Optionee shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

b)

This proxy and power of attorney is hereby granted by such Equity Holder or Optionee pursuant to the terms of articles 653 and 685 of the Brazilian Civil Code (Law no. 10,406/2002) and shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, is granted in consideration for the Company entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby and shall revoke any and all prior proxies granted by such Equity Holder or Optionee with respect to the Equity Interests or otherwise. The power of attorney granted by such Equity Holder or Optionee herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Equity Holder or Optionee. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

c)

The Company agrees, pursuant to the powers of attorney granted to the Company pursuant to this Agreement, in connection with and to facilitate the consummation of the transactions set forth in Section 1.4 above, to the extent necessary or advisable, to make, execute, acknowledge and deliver all such other agreements, documents and instruments necessary or advisable to consummate the transactions set forth in Section 1.4 above and, in general, to do any and all things and to take any and all actions necessary or advisable in connection with or to carry out the transactions set forth in Section 1.4 above on behalf of the Equity Holders, in each case subject to the terms and conditions of the Business Combination Agreement.

d)

Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Section 1.7 shall apply to the Temasek Parties or the Feffer Parties in their respective capacity as Equity Holders, and that no such proxy and power of attorney shall be granted hereunder by any of the Temasek Parties or the Feffer Parties in favor of the Company.

1.8.Further Assurances.  During the term of this Agreement, each Equity Holder and Optionee agrees that it shall not take any action that would reasonably be expected to prevent, impede, interfere with or adversely affect any Equity Holder’s and/or the Company’s ability to perform its obligations under this Agreement, except as expressly contemplated by this Agreement. Each Equity Holder and each Optionee hereby agrees to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or advisable, in each case, as reasonably determined by the Company, in connection with, or otherwise in furtherance of, the transactions contemplated by the Business Combination Agreement or this Agreement.

1.9.Termination of Shareholders’ Agreements.  Despite the completion of the transactions set forth in Section 1.4 above, the Company and the Equity Holders acknowledge and agree, severally and not jointly, that the Shareholders’ Agreements shall remain in full force and effect, and the obligations thereunder shall apply mutatis mutandis, until the Acquisition Closing is consummated, at which point in time the Shareholders’ Agreements shall be terminated in accordance with its terms upon execution by the parties thereto of a termination agreement (in the case of the Shareholders’ Agreement of Superbac Biotechnology Solutions S.A., to be substantially in the form attached hereto as Schedule E). Upon termination of the Shareholders Agreements, the Company shall register the termination of the Shareholders Agreement of Superbac Biotechnology Solutions S.A. in the Company’s share registry book (Livro de Registro de Ações Nominativas).

1.10.Transfers of Equity Interests Prior to Acquisition Closing. Except as expressly contemplated by the Business Combination Agreement or this Agreement or with the prior written consent of the Company (such consent to be given or withheld in its sole discretion), from and after the date hereof until the earlier of the Acquisition Closing or the termination of the Business Combination Agreement in accordance with its terms, each Equity Holder agrees not to Transfer any of the Equity Interests or Newco Shares.  Notwithstanding the foregoing or anything to the contrary herein:

a)

the foregoing restrictions shall not prohibit a Transfer (i) to the Equity Holder’s directors or officers, any affiliates or family members of the Equity Holder’s directors or officers, any direct or indirect members or shareholders of the Equity Holder or any affiliates of the Equity Holder; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust; (vi) by private sales or Transfers made in connection with the Acquisition Closing at prices no greater than the price at which the securities were originally purchased; (vii) in the event of the Equity Holder’s liquidation prior to the Acquisition Closing; (viii) by virtue of the laws of the Equity Holder’s jurisdiction of incorporation or formation or the Equity Holder’s Organizational Documents, upon dissolution of the Equity Holder; (ix) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Equity Holder or its affiliates or who shares a common investment advisor with the Equity Holder; and (x) to a nominee or custodian holding securities on behalf of a beneficial owner to whom a disposition or transfer would be permissible under this clause (a); provided, however, that (A) in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by the transfer restrictions in this Section 1.10, and (B) no such Transfer will relieve such Equity Holder of any of its covenants, agreements or obligations hereunder with respect to the Equity Interests or Newco Shares so transferred, unless and to the extent actually performed, or will otherwise affect any of the provisions of this Agreement (including any of the representations and warranties of such Equity Holder hereunder); and

b)

the Founder and the Feffer Parties shall be allowed to carry out a shareholder reorganization in respect of the shareholding vehicles through which they beneficially own their respective Equity Interests (the “Shareholder Reorganization”), which may be carried out in a single transaction or in a series of transactions, and the restrictions set forth in this Section 11.12 shall not prohibit Transfers by and among the Founder, the Feffer Parties and any shareholding vehicles respectively owned by them in connection therewith; provided, that (x)

each of the Founder and the Feffer Parties hereby agree, severally but not jointly, to indemnify and reimburse the Company for any and all liabilities, losses, damages, costs and expenses incurred by the Company in relation to any Taxes in respect of, arising out of, or in connection with, the transactions carried out by or on behalf of the Founder or the Feffer Parties, as the case may be, in connection with the Shareholder Reorganization, (y) such Shareholder Reorganization shall be coordinated by the Company and shall not take place unless, and until, the Company provides written permission for its implementation, and (z) the beneficial ownership of Equity Interests by the Founder and the Feffer Parties, respectively, shall remain unchanged as a result of the Shareholder Reorganization.

c)	Schedule A hereto shall be deemed to be updated to reflect any Transfer permitted under this Agreement.

1.11.Release.  Upon the consummation of the transactions set forth in Section 1.4 above and receipt of the Newco Shares, each Equity Holder and Optionee on behalf of himself, herself or itself, his, her or its affiliates and each of their respective assigns, heirs beneficiaries, creditors, representatives and agents hereby irrevocably and irreversibly waives, releases and discharges the Company and their respective present and former affiliates and present and former and direct or indirect partners, members and equity holders, directors, managers, officers, employees, principals, trustees, representatives, agents, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers and attorneys (collectively, the “Released Entities”) for any and all purposes, from any and all actions, claims, liabilities, losses, orders and causes of action (“Actions”) of every kind and nature whatsoever and obligations owed to me by the Company of any kind or nature whatsoever, whether arising under any contract or otherwise, whether or not currently known, and whether fixed or contingent, in each case solely to the extent that it arises out of or is related to the Equity Interest or Options held by each Equity Holder or Optionee now or in the future, including without limitation, the treatment of such Equity Interests or Options contemplated pursuant to the Business Combination Agreement; provided, that such release shall not release the Released Entities for (i) any liabilities or Actions that such Equity Holder has pursuant to its right to receive its portion of the Acquisition Merger Consideration determined in accordance with, and subject to, the terms of, and the steps set forth in, the Business Combination Agreement, (ii) any Actions arising out of or related to the Released Entities’ respective governing documents to provide indemnification, reimbursement or advancement of expenses to such Equity Holder in respect of actions taken or omitted in such Equity Holder’s capacity as an officer and/or director of such Released Entity prior to the Closing,  or (iii) any Actions arising out of or related to the Released Entities’ contracts with or obligations to any Equity Holder in respect of compensation arrangements as an officer and/or director of such Released Entity prior to the Closing.

1.12.Optionees’ Undertaking.

a)

In the event that, prior to carrying out any of the transactions set forth in Section 1.4 above, any Optionee exercises any of his or her Options under the Company ESOPs in accordance with the terms of such Options, such Optionee will automatically become an Equity Holder under the terms of this Agreement and will be treated as an Equity Holder for all purposes of this Agreement, assuming any and all rights and obligations herein set forth and Schedule A hereto shall be deemed to be updated to include the equity interests underlying each such exercised Option.

b)	By executing this Agreement, Optionee hereby consents to, and acknowledges and agrees that, pursuant to Section 2.4 of the Business Combination Agreement:

i.

if Optionee holds any Options under the April 2021 Company ESOP or the September 2021 Company ESOP, immediately prior to the Acquisition Effective Time, such Options shall on the Acquisition Effective Time be automatically deemed vested (to the extent they are unvested) and exercised in full (without any action on part of the Optionee), subject to the terms, and in accordance with the provisions, set forth in the Business Combination Agreement. For that purpose, Optionee hereby expressly agrees to an automatic vesting and “net exercise” of his or her Options under the terms of Section 2.4 of the Business Combination Agreement, pursuant to which the Company will withhold a number of Company Shares sufficient to satisfy the exercise price applicable to such Options; and

ii.

such Optionee agrees that, during the period commencing on the Acquisition Effective Time and ending on the third anniversary of the Acquisition Effective Time, if a Forfeiture Event occurs with respect to any Forfeiting Net Vested Holder, such Forfeiting Net Vested Holder shall, without any action on the part of such Forfeiting Net Vesting Holder, automatically forfeit all of their Net Vested PubCo Shares and such Net Vested PubCo Shares shall be cancelled for no consideration, except as provided in the immediately following sentence. Notwithstanding the foregoing, a Forfeiting Net Vested Holder shall be entitled to receive from PubCo, no later than ten (10) Business Days following the occurrence of a Forfeiture Event with respect to a Forfeiting Net Vested Holder, a payment in cash in an aggregate amount equal to the Aggregate Exercise Price relating to such Net Vested PubCo Shares (as equitably adjusted for stock splits, stock dividends, cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting such Net Vested PubCo Shares), plus interest thereon at the IPCA Rate from the Acquisition Closing Date to the date of such payment.

c)

By executing this Agreement, Optionee hereby consents to, and acknowledges and agrees to the provisions of the Business Combination Agreement, including, but not limited to, Section 2.4 thereunder. Optionee hereby agrees to (i) vote (or cause to be voted, as applicable) in favor of any amendments to the Company ESOPs as may be necessary to effect the intent of this Section 1.12 and Section 2.4 of the Business Combination Agreement, (ii) consent to, approve and take or cause to be taken such other actions and execute or cause to be executed such other instruments as may be necessary to effectuate the intent of this Section 1.12 and Section 2.4 of the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, any exchange of equity interests (permuta de ações), the automatic vesting of Options and the “net exercise” of Options.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE EQUITY HOLDER

2.1.Each Equity Holder (including for purposes of this Article II, each Optionee) hereby represents and warrants to the Company and XPAC, as of the date hereof, that:

a)

Title.  Each Equity Holder and Optionee holds good, valid and marketable title to the Equity Interests and Options set forth opposite the Equity Holder’s name on Schedule A, free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind except for restrictions under the existing Shareholders’ Agreements and as disclosed on Schedule A.

b)

Authorization.  Each Equity Holder and Optionee has full power and authority (including any spouse consent) to enter into this Agreement and perform the transactions contemplated hereby, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by all other parties, constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

c)

No Conflict.  Neither the execution and delivery of this Agreement by the Equity Holder or the Optionee nor the performance of the Equity Holder’s or the Optionee’s obligations hereunder (i) violates any provision of any Laws applicable to the Equity Holder, (ii) if the Equity Holder is not an individual, would, directly or indirectly, result in any breach of any provision of the Equity Holder’s Organizational Documents, (iii) conflicts with, result in a breach under or give rise to any right of termination of any document, agreement or instrument to which the Equity Holder is a party, or (iv) result in the creation or imposition of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind upon the Equity Interests.

d)

No Consents.  No consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, administrative agency or commission or any other governmental authority, instrumentality, agency or commission or any third party (including a party to any agreement with the Equity Holder, the Optionee or any spouse consent), is required by or with respect to the delivery of this Agreement and the consummation of the transactions contemplated hereby.

e)	Ownership.

i.

The Equity Holder is the beneficial and record owner of the Equity Interests set forth next to the Equity Holder’s name on Schedule A. The Equity Interests and Options set forth on Schedule A collectively constitute 100% of the Equity Holder’s interest in the Company, and the Equity Holder does not own, beneficially or of record, any other equity, equity-linked or similar securities of the Company or any of its Subsidiaries or have the right to acquire any equity, equity-linked or similar securities of the Company or any of its Subsidiaries. The Equity Holder acknowledges that the Equity Holder’s agreement to carry out the transactions set forth in Section 1.4 above is a material inducement to Newco’s willingness to issue to the Equity Holder, or to the respective wholly owned subsidiary if applicable, the Newco Shares. As such, if after the execution of this Agreement it is discovered that the Equity Holder is directly or indirectly the owner of any additional membership, equity or ownership interests not reflected next to the Equity Holder’s name on Schedule A (an “Undisclosed Interest”), the Equity Holder hereby agrees to contribute, assign, transfer, convey and deliver to Newco all of the Equity Holder’s right, title and interest in and to such Undisclosed Interest. By executing this Agreement, each Equity Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any person, with respect to any of the Equity Interests, except for the Transaction Documents to which such Equity Holder is a party, the Shareholders’ Agreements and as disclosed on Schedule A. The Equity Holder has the sole right to vote (and provide consent in respect of, as applicable) the Equity Interests set forth next to the Equity Holder’s name on Schedule A and, except for this Agreement and the Transaction Documents to which such Equity Holder is a party, the Shareholders’ Agreements and as disclosed on Schedule A, the Equity Holder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Equity Holder to Transfer any of the Equity Interests or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Equity Interests; and

ii.

The Optionee is the beneficial and record owner of the Options set forth next to the Optionee’s name on Schedule A. The Equity Interests and Options set forth on Schedule A collectively constitute 100% of the Optionee’s interest in the Company and no less than 95% of all Company Shares outstanding as of the date hereof on a Fully Diluted Basis, beneficially or of record, any other equity, equity-linked or similar securities of the Company or any of its Subsidiaries or have the right to acquire any equity, equity-linked or similar securities of the Company or any of its Subsidiaries. By executing this Agreement, each Optionee further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any person, with respect to any of the Equity Interests or Options, except for the Transaction Documents to which such Optionee is a party.

f)

There is no Action pending or, to the Equity Holder’s knowledge, threatened in writing against or involving the Equity Holder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Equity Holder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

g)

There is no Governmental Order or Action issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to the Equity Holder or any of his, her or its Affiliates that could reasonably be expected to adversely affect the ability of the Equity Holder or Optionee to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

h)	Any entities used by an Equity Holder in connection with the transactions set forth in Section 1.4 above:

i.

will be duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or formation and have all requisite corporate power and authority to carry on their respective business as proposed to be conducted; and

ii.	will have full power and authority to carry out the transactions contemplated by this Agreement to be carried out by such Equity Holder’s entities.

iii.

will have been formed solely for the purpose of effecting the transactions set forth in Section 1.4 above and will not have engaged in any business activities or conducted any operations other than in connection with the transactions set forth in Section 1.4 above and will have no assets, liabilities or obligations of any kind or nature whatsoever other than those incident to their formation or as expressly contemplated by this Agreement and the transactions contemplated hereby, and will never have conducted any business or operations except as expressly contemplated by this Agreement and the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1.The Company hereby represents and warrants to each Equity Holder and XPAC, as of the date hereof, that:

a)

Organization.  The Company is a closely held company, duly organized, validly existing and in good standing under the laws of the Federative Republic of Brazil and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. As of the Effective Date, the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b)

Authorization.  The Company has full power and authority to enter into this Agreement, and this Agreement, assuming the due authorization, execution and delivery of this Agreement by all other parties, constitutes a valid and legally binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c)

No Conflict.  Neither the execution and delivery of this Agreement by the Company nor the performance of the Company’s obligations hereunder violates any provision of law applicable to the Company or conflicts with any document, agreement or instrument to which the Company is a party.

ARTICLE IV

MISCELLANEOUS

4.1.Notices. All notifications, consents, requests and/or other notices set out in this Agreement shall only be deemed valid and effective when made in writing and sent by letter with delivery receipt requested or by e-mail with return receipt requested. The notifications, consents, requests and/or other notices shall be sent to the numbers, e-mails and addresses indicated in Schedule D, which may be amended at any time by each party upon written notice to the other parties.

4.2.Certain Defined Terms. As used herein, (a) “Transfer” shall mean the (i) direct or indirect transfer, sale or assignment of, offer to sell, contract or any agreement to sell, hypothecate, pledge, encumber grant of any option to purchase or otherwise dispose of, either voluntarily or involuntarily, or any agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (b)(i) or (b)(ii); (b) “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the applicable party hereto; (c) “affiliate” means, with respect to any individual or legal entity, a legal entity that Control, is Controlled by, or is under the same Control of that individual or legal entity; (d) “Control” shall have the meaning defined in the Brazilian Corporations Law (Law No. 6,404/76); (e) “Feffer Parties” means, collectively, Fourbac Participações S/A and its shareholders Campo Limpo Comércio e Representações Ltda, Sollar Comércio e Participações Ltda., Ultrassom Serviços de Áudio Ltda., Oxumaré Comércio e

Participações Ltda. and any of their respective Affiliates who may become holders of Equity Interests in accordance with terms of this Agreement; (f) “Temasek Parties” means, collectively, Sommerville Investments B.V., Orjen Investments Pte. Ltd. and any of their respective Affiliates who may become holders of Equity Interests in accordance with terms of this Agreement; and (g) “Founder” means, collectively, Luiz Augusto Chacon de Freitas Filho, any Equity Holder beneficially owned by Luiz Augusto Chacon de Freitas Filho, directly or indirectly, including their respective Shareholder Entities, and any of their respective Affiliates who may become holders of Equity Interests in accordance with terms of this Agreement.

4.3.Assignment. No Party shall assign or delegate (in whole or in part) its rights or obligations under this Agreement without the prior written consent of the other Parties.

4.4.Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and shall be enforceable by the Parties hereto and their respective successors and permitted assigns.

4.5.Enforcement Instrument and Specific Performance. All obligations assumed herein are irrevocable and irreversible and subject to specific performance. The aggrieved party is entitled to resort to any action or judicial or extrajudicial proceeding to have this Agreement observed and all obligations assumed herein fulfilled, and any party may file suit against the defaulting party, seeking (i) specific performance of obligations; and/or (ii) indemnification for losses. This Agreement constitutes an extrajudicial enforcement instrument, pursuant to article 784, III, of the Brazilian Code of Civil Procedure.

4.6.Digital Signatures. The Parties represent and agree that this Agreement may be signed using DocuSign® provided by DocuSign, Inc. (“Digital Signature System”). The parties acknowledge the truthfulness, authenticity, integrity, effectiveness and efficacy of this Agreement and its terms, including its exhibits, and of the Digital Signature System, even if without the digital certificate issued by the Brazilian Public Keys Infrastructure (Infraestrutura de Chaves Públicas Brasileira – ICP-Brazil). Regardless of any delay by any of the parties to provide their digital signatures in this document, the parties represent and acknowledge that the rights and obligations provided herein shall be deemed valid, effective and enforceable as of the date of signature indicated in the body of this document.

4.7.Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Acquisition Closing and (b) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms. In the event of a termination of the Business Combination Agreement in accordance with its terms, this Agreement shall be of no force and effect. No such termination or reversion shall relieve any Equity Holder or any Optionee from any obligation accruing, or liability resulting from an intentional breach of this Agreement occurring prior to such termination or reversion

4.8.Amendment.  This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

ARTICLE V

GOVERNING LAW AND JURISDICTION

5.1.Governing Law. This Agreement, the rights and obligations of the parties hereunder shall be governed by, enforced and interpreted, in accordance with the laws of the Federative Republic of Brazil.

5.2.Disputes. The Parties and their successors shall employ their best efforts to solve on an amicable basis any disputes, differences or claims related to this Agreement.

5.3.Jurisdiction. Without prejudice to Section 11.8 of the Business Combination Agreement, which remains valid and in force, any and all dispute arising out of or in connection with this Agreement, including without limitation, any issue related to its existence, validity, enforceability, formation, interpretation, performance and/or termination, which may not be solved on an amicable basis by the parties and/or the Company, as applicable, shall be finally settled by arbitration, administered by the Arbitration and Mediation Center of the Brazil-Canada Chamber of Commerce (“CAM-CCBC”), in accordance with its arbitration rules (“Arbitration Rules”) and Law No. 9,307/96. The arbitral tribunal shall consist of three arbitrators, of whom one shall be appointed by the claimant, one by the respondent, and the third, who shall serve as president of the arbitral tribunal, shall be chosen by the two party-appointed arbitrators. In the event the parties to the arbitration fail to appoint an arbitrator or the party-appointed arbitrators are unable to appoint the third arbitrator, the remaining appointments shall be made by the president of CAM-CCBC, in accordance with the Arbitration Rules. The seat of arbitration shall be the city of São Paulo, State of São Paulo, Brazil. The language of the arbitration shall be Portuguese. The arbitral award shall be rendered in Portuguese. The arbitral award shall be final and binding upon the parties to the arbitration and their successors at any title. The parties waive any right to appeal, to the extent that a right to appeal may lawfully be waived. Before the constitution of the arbitral tribunal, the parties may request provisional and/or urgent measures to the courts of the city of São Paulo, State of São Paulo, Brazil. After the constitution of the arbitral tribunal, all provisional and/or urgent measures shall be requested directly to the arbitral tribunal, and the arbitral tribunal may uphold, modify and/or revoke the order granted by the courts of the city of São Paulo, State of São Paulo, Brazil. As to other judicial measures available under Law No. 9,307/96, the parties hereby agree to elect the exclusive jurisdiction of the courts of the city of São Paulo, State of São Paulo, Brazil. Requesting any judicial measure available under Law No. 9,307/96 shall not be construed as a waiver of the rights under this arbitration clause or a waiver of arbitration as the sole dispute resolution mechanism agreed between the parties hereto. The parties hereto agree that the arbitral proceedings shall be confidential.

[Page intentionally left in blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Investment Agreement as of the date first above written.

SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name: Luiz Augusto Chacon de Freitas Filho
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

XPAC ACQUISITION CORP.

By:	/s/ Chu Chiu Kong
Name: Chu Chiu Kong
Title: Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to Investment Agreement]

EQUITY HOLDER:

BIO-GÊNESIS PARTICIPAÇÕES S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name:	Luiz Augusto Chacon de Freitas Filho
Title:	Officer

[Signature Page to Investment Agreement]

EQUITY HOLDER:

SOMMERVILLE INVESTMENTS B.V.

By:	/s/ Bruno de Luca Zanatta
Name:	Bruno de Luca Zanatta
Title:	Procurador

[Signature Page to Investment Agreement]

EQUITY HOLDER:

ORJEN INVESTMENTS PTE. LTD.

By:	/s/ Bruno de Luca Zanatta
Name:	Bruno de Luca Zanatta
Title:	Procurador

[Signature Page to Investment Agreement]

EQUITY HOLDER:

SB PARTICIPAÇÕES S.A.

By:	/s/ Luiz Augusto Chacon de Freitas Filho
Name:	Luiz Augusto Chacon de Freitas Filho
Title:	Officer

[Signature Page to Investment Agreement]

EQUITY HOLDER:

FOURBAC PARTICIPAÇÕES S.A.

By:	/s/ Marcel Paes de Almeida Piccinno
Name:	Marcel Paes de Almeida Piccinno
Title:	Officer

By:	/s/ Maria Cecília Castro Neves Ipiña
Name:	Maria Cecília Castro Neves Ipiña
Title:	Legal

[Signature Page to Investment Agreement]

EQUITY HOLDER:

/s/ Daniel Citron
Daniel Citron

[Signature Page to Investment Agreement]

EQUITY HOLDER:

/s/ André Jafferian Neto
André Jafferian Neto

[Signature Page to Investment Agreement]

EQUITY HOLDER:

AJNETO PARTICIPAÇÕES LTDA.

By:	/s/ André Jafferian Neto
Name:	André Jafferian Neto
Title:	Board Member

[Signature Page to Investment Agreement]

EQUITY HOLDER:

/s/ Luiz Augusto Chacon de Freitas Filho
Luiz Augusto Chacon de Freitas Filho

[Signature Page to Investment Agreement]

EQUITY HOLDER:

MORUNGABA PARTICIPAÇÕES LTDA.

By:	/s/ Renato Ochman
Name:	Renato Ochman
Title:	Director

[Signature Page to Investment Agreement]

OPTIONEE:

/s/ Mozart Soares Fogaça Junior
Mozart Soares Fogaça Junior

[Signature Page to Investment Agreement]

OPTIONEE:

/s/ Giuliano Pauli
Giuliano Pauli

[Signature Page to Investment Agreement]

OPTIONEE:

/s/ Wilson Ernesto da Silva
Wilson Ernesto da Silva

[Signature Page to Investment Agreement]

EQUITY HOLDER:

GIC PATRIMONIAL LTDA.

By:	/s/ Luiz Augusto de Chacon Freitas
Name:	Luiz Augusto de Chacon Freitas
Title:	Presidente

[Signature Page to Investment Agreement]

Schedule A

Equity Interests and Options

[Schedule A has been omitted in accordance with Item 601(b)(2) of Regulation S-K. XPAC Acquisition Corp. agrees to furnish supplementally a copy of Schedule A to the SEC upon its request.]

A-1

Schedule B

Newco Shares

[Schedule B has been omitted in accordance with Item 601(b)(2) of Regulation S-K. XPAC Acquisition Corp. agrees to furnish supplementally a copy of Schedule B to the SEC upon its request.]

B-1

Schedule C

Power of Attorney

[Schedule C has been omitted in accordance with Item 601(b)(2) of Regulation S-K. XPAC Acquisition Corp. agrees to furnish supplementally a copy of Schedule C to the SEC upon its request.]

C-2

Schedule D

Parties’ Information

[Schedule D has been omitted in accordance with Item 601(b)(2) of Regulation S-K. XPAC Acquisition Corp. agrees to furnish supplementally a copy of Schedule D to the SEC upon its request.]

D-1

Schedule E

Instrument of Termination - Shareholders Agreement of Superbac Biotechnology Solutions S.A.

[Schedule E has been omitted in accordance with Item 601(b)(2) of Regulation S-K. XPAC Acquisition Corp. agrees to furnish supplementally a copy of Schedule E to the SEC upon its request.]

E-1